ODYSSEY MARINE EXPLORATION, INC.
                              3604 SWANN AVENUE
                            TAMPA, FLORIDA  33609
                                (813) 876-1776

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 7, 2003

TO THE SHAREHOLDERS OF ODYSSEY MARINE EXPLORATION, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), will be held at the Crowne Plaza Hotel Tampa-Westshore, 700 North Westshore Blvd., Tampa, Florida, on Tuesday, October 7, 2003, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Ferlita, Walsh & Gonzalez, P.A. as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the common stock, $.0001 par value, of the Company of record at the close of business on August 29, 2003, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              JOHN C. MORRIS, PRESIDENT
Tampa, Florida
August 29, 2003

                        ODYSSEY MARINE EXPLORATION, INC.
                              3604 SWANN AVENUE
                            TAMPA, FLORIDA  33609
                                (813) 876-1776

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 7, 2003

                              GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel Tampa-Westshore, 700 North Westshore Blvd., Tampa, Florida, on Tuesday, October 7, 2003, at 10:00 a.m., Eastern Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about September 8, 2003.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's common stock, $.0001 par value, with each share entitled to one vote. Only shareholders of record at the close of business on August 29, 2003, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On August 29, 2003, the Company had 34,338,799 shares of its common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of August 29, 2003, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, Nominee for Director, and Executive Officer and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                    Amount of
Name and Address                    Beneficial              Percentage
of Beneficial Owner                 Ownership               of Class
-------------------                --------------           ----------

MacDougald Family
Limited Partnership                 9,344,008  (1)           27.0%
3773 Howard Hughes Pkwy.
Suite 300 N
Las Vegas, NV 89109

Gregory P. Stemm                    2,036,741  (2)            5.9%
3604 Swann Ave
Tampa, FL  33609

John C. Morris                      1,653,729  (3)            4.8%
3604 Swann Ave
Tampa, FL 33609

David A. Morris                       416,940  (4)            1.2%
3604 Swann Ave
Tampa, FL  33609

Michael V. Barton                     264,615  (5)            0.8%
3604 Swann Avenue
Tampa, FL   33609

David J. Saul                         505,000  (6)            1.5%
3604 Swann Ave
Tampa, FL 33609

Henri DeLauze                         305,000  (7)            0.9%
3604 Swann Ave
Tampa, FL 33609

George Knutsson                       137,500  (8)            0.4%
3604 Swann Avenue
Tampa, FL 33609

George Becker                         144,000  (9)            0.4%
3604 Swann Avenue
Tampa, FL 33609

George Lackman                        225,000                 0.7%
3604 Swann Avenue
Tampa, FL 33609

All Officers and Directors
as a group (9 persons)              5,688,525                15.9%
_______________

(1) Includes 9,114,008 shares and 230,000 shares underlying currently exercisable stock options, beneficially held by MacDougald Family Limited Partnership(MFLP), MacDougald Management, Inc.(MMI), and James E. MacDougald. The limited partners of MFLP are James E. MacDougald, his wife Suzanne M. MacDougald, and two trusts created for the children and grandchildren of Mr. and Mrs. MacDougald. MMI is the general partner of MFLP.

(2) Includes 606,182 shares held of record by Greg and Laurie Stemm, 1,218,059 shares held by Adanic Capital, Ltd., a limited partnership for which Greg Stemm serves as general partner, and 212,500 shares underlying currently exercisable stock options.

(3) Includes 1,441,229 shares held by John Morris, and 212,500 shares underlying currently exercisable stock options.

(4) Includes 307,626 shares held by David A. Morris, 24,314 shares held by Chad E. Morris, his son who lives in the same household, and 85,000 shares underlying currently exercisable stock options.

(5) Includes 72,000 shares, 75,000 shares underlying currently exercisable options, and 10,000 shares underlying a currently exercisable warrant held by Michael Barton, and 95,115 shares and 12,500 shares underlying currently exercisable stock options held by Laura Barton, Mr. Barton's wife.

(6) Includes 240,000 shares, 125,000 shares underlying currently exercisable stock options, and 140,000 shares underlying currently exercisable warrants held by David J. Saul.

(7) Includes 100,000 shares and 125,000 shares underlying currently exercisable stock options held by Henri DeLauze, and 40,000 shares and 40,000 shares underlying a currently exercisable warrant held by COMEX, SA of which Mr. DeLauze is owner.

(8) Includes 50,000 shares and 87,500 shares underlying currently exercisable stock options held by George Knutsson.

(9) Includes 24,000 shares, 110,000 shares underlying currently exercisable stock options, and 10,000 shares underlying a currently exercisable warrant held by George Becker.

(10) Includes 100,000 shares, 25,000 shares underlying currently exercisable stock options and 100,000 shares underlying a currently exercisable warrant held by Mr. Lackman.

                            ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members. The Board of Directors recommends the election as Directors of the six (6) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the six current members of the present Board of Directors has been nominated for re-election. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                        Positions and Offices Held
       Name               Age             and Term as a Director
       ----               ---           --------------------------

  John C. Morris           54           Chairman, CEO and Director since
                                        May 1994

  Gregory P. Stemm         46           Vice-President - Research and
                                        Operations and Director since
                                        May 1994

  George Knutsson          64           Director since June 2001

  David J. Saul            63           Director since October 2001

  Henri Germain DeLauze    74           Director since October 2001

  George E. Lackman, Jr.   72           Director since November 2002

     There is no family relationship between any of the Directors or the Executive Officers of the Company except John Morris and David Morris who are brothers.

     All directors will hold office until the next annual meeting of the Shareholders.

     The Company has no Nominating Committee, but does have a Compensation Committee and an Audit Committee.

     The Compensation Committee presently consists of George Knutsson and David Saul and George E. Lackman, Jr. The Compensation Committee reviews the compensation arrangements for each of the Company's Executive Officers and makes recommendations to the Board of Directors. During the fiscal year ended February 28, 2003, this Committee held one (1) meeting.

     The Audit Committee presently consists of George Knutsson, David Saul and George E. Lackman, Jr. The Audit Committee reviews audit plans, reports on material changes in accounting principles and audit reports. During the fiscal years ended February 28, 2003, the Audit Committee held four (4) meetings.

     The following sets forth biographical information as to the business experience of each Officer and Director of the Company for at least the last five years.

     John C. Morris has served as an Officer and Director of the Company since May 1994. Prior to that, Mr. Morris was an officer and director of Seahawk Deep Ocean Technology, Inc. ("SDOT") from March 1989, until January 1994. As President of SDOT, Mr. Morris was in charge of the Company that completed the first archaeologically sound recovery of a deep-water shipwreck, salvaging a Spanish shipwreck from approximately 1,500 feet of water near the Dry Tortugas. The recovery yielded nearly 17,000 artifacts consisting of gold, silver coins, pottery, pearls, jewelry, and numerous other artifacts. From 1992 until 1997, Mr. Morris served on the Board of Directors of the Florida Aquarium, a not for profit corporation engaged in the operation of a large aquarium facility in Tampa, Florida.

     Gregory P. Stemm has served as Vice President, Research and Operations and as a member of the Board of Directors since May 1994 and is responsible for research and operations on all shipwreck projects. Prior to that, he served as an officer and director of Seahawk Deep Ocean Technology from the time he co- founded the company in 1989 until January 1994. Stemm is a member of the United States delegation to the United Nations, Educational, Scientific and Cultural Organization (UNESCO) expert meeting to consider the "Draft Convention for the Protection of Underwater Cultural Heritage". This group will determine future international deep-ocean shipwreck guidelines. As a principal of Seahawk, Stemm was involved in directing research and technology for the company, which resulted in locating two Spanish Colonial shipwrecks in depths greater than 1,000 feet. He was also responsible for directing the archaeological team and operations that accomplished the world's first remote archaeological excavation, in a depth of 1,500 feet southwest of the Florida Keys.

     George Knutsson has served as a Director of the Company since June 2001. Since 1995, Mr. Knutsson has been the President and Chairman of American Boat Trailer Rental Company, Inc., which is the largest provider of boat trailer rentals in the Southeast US. In 1978, he founded Dollar Rental Car of Florida and served as CEO until 1990, when he sold the company. Mr. Knutsson also owned and operated Pirates Cove Marina in the Tampa Bay area from 1984 until he sold it in 1995. From 1995 to 1999, he was the co-founder and Chief Financial Officer of Pro-Tech Monitoring, which uses patented GPS/cellular technology in the monitoring and tracking of felons worldwide. He received his Bachelors degree from the University of Florida and a MBA from the University of South Florida.

     Dr. David J. Saul, who is retired, has served as a member of the Company's Board of Directors since October 2001. Dr. Saul was Bermuda's Minister of Finance from 1989 to 1995, and Premier of Bermuda from 1995 to 1997. In addition to his political background, Dr. Saul held two senior posts with Fidelity Investments, from 1984 through 1995, as the President of Fidelity Bermuda and Executive Vice President of Fidelity International. He retired from the firm in 1999, but remains a Director of Fidelity's main international Board, and a Director of some 40 other Fidelity Companies around the world - including the U.K., Bermuda, Jersey, Tokyo, Hong Kong, Cayman Islands, Luxembourg and Taiwan. Dr. Saul's professional activities include two stints as a Director of the Bermuda Monetary Authority and he currently serves as a Director of Lombard Odier (Bermuda), a subsidiary of the Swiss Bank, and a Director of the London Steam Ship Owners' Mutual Insurance Association (Bermuda) Ltd. A keen oceanographer with a passion for shipwrecks and the sea, he is a founding Trustee of the Bermuda Underwater Exploration Institute, and a founding Director of the Professional Shipwreck Explorers Association.

     Henri Germain DeLauze has served as a member of the Company's Board of Directors since October 2001. Mr. DeLauze, one of the world's leading underwater technology pioneers, brings extensive technical, operational and management expertise to Odyssey's Board of Directors. Mr. DeLauze was founder of one of the world's leading underwater technology companies, COMPAGNIE MARITIME D'EXPERTISES (COMEX), where he has served as President since November 1961. Mr. DeLauze pioneered deep saturation diving using synthetic breathing mixtures. DeLauze was the first man to reach 335 m. depth during an experimental dive in May 1968, and his company holds world records for both deep sea and chamber saturation diving. In 1975, he created COMEX INDUSTRIES and COMEX PRO, two subsidiaries that design, manufacture and market sophisticated equipment for professional diving, work submarines and remote operated vehicles (ROV's). COMEX SERVICES, the Group's oil subsidiary, extended its activities to all the major offshore oil production areas around the world from 1966 onwards. Mr. DeLauze is still the principal shareholder of COMEX SA, which maintains the following divisions: CYBERNETIX (advanced robotics, manned observation submarines and ROVs/AUVs for scientific deep-water archaeology and military purposes), COMEX PRO (manufactures hyperbaric centers for deep diving, large hospital centers and develops and manufactures ROVs, especially the ACHILLE and the 2,000 m. SUPER ACHILLE.) During the year 2002, COMEX S.A., its subsidiaries and CYBERNETIX (group consolidation) employed over 500 people, including 200 engineers.

     George E. Lackman Jr., has served as a member of the Company's Board of Directors since November 2002, and brings experience from his distinguished career in banking, business operations, shipbuilding, international business and public service to Odyssey Marine Exploration. Mr. Lackman was founding Chairman and President of Citrus Park Bank, which was sold to Florida National Bank in 1985. At Florida National, he served as head of Retail Banking, Business Banking and Commercial Banking for the Tampa area. After the merger of Florida National and First Union National Bank he started First Union's first Private Banking Program in the Tampa area. He retired from First Union as Vice President of Corporate Development. Mr. Lackman spent 25 years in the shipyard business, including service as Vice President of Tampa Ship Repair and Dry Dock Company, Tampa's largest shipyard. He was President of Nutri-Sol Chemical Company, Marine Insulation Company, Corban Industries and Acetogen Gas Company of Florida. Mr. Lackman's international experience spans service as President of an International Investment Group, Chairman of the Tampa Chamber of Commerce International Board and as President/Chairman of the Tampa Bay International Business Council. He also served as an Advisor to the Central American Banks. Mr. Lackman extensive public and community service includes service to and leadership of many health care organizations. He was especially active in groups working to reduce infant mortality and increase prenatal care. Two Florida Governors have called on Mr. Lackman to serve on various health care and community service groups.

     George Becker Jr. (age 68), joined Odyssey as Chief Operating Officer during April 2002. From 1992 until April 2002, Mr. Becker was the President of George J. Becker Jr. & Associates, consultants to companies in the leisure, themed attraction and hospitality industries. Mr. Becker is a senior executive with thirty years experience in major leisure industry profit center development, management, marketing, staffing and operations. For twenty-two years, Mr. Becker was involved in the development and management of the Sea World marine life parks in the United States and served at various times in several positions including as the former Executive Vice President of Sea World Inc., Chairman and Chief Executive Officer, Sea World of Texas, President and Chief Executive Officer of Sea World of California and President and Chief Executive Officer of Sea World of Florida. In 1997 Mr. Becker became President of Entercitement LLC. He led the creative concept and design of a proposed theme park in Indianapolis, Indiana. Park development was stopped in 1998 due to a lack of financing and Mr. Becker resigned in 1999 from Entercitement. Mr. Becker has been recognized as a tourism leader for his work in several regions of the country. A skilled new business developer and team builder, Mr. Becker is known for creating viable management teams, achieving excellent productivity and harmony between employees of widely divergent skills and personalities. Becker has been active in a number of national, regional and state visitor organizations. He served as Executive Director of the Florida Tourism Commission. In 1983, he was President of the Florida Chamber of Commerce and in 1984 he chaired Governor Bob Graham's Commission on Public Facility Financing.

     Michael V. Barton (age 43) joined Odyssey during May 2002, to serve as Chief Financial Officer. Mr. Barton has spent nearly two decades working in the financial arena. From 1995 to May 2002 he was Vice President, Wealth Management Group for First Union National Bank where he had been assisting high net worth clients with estate and business succession planning, investment strategies and tax planning since 1995. Prior to that Mr. Barton worked in the mutual fund industry as a Senior Compliance Officer and in public accounting. Mr. Barton received B.S. in Business Administration (Accounting) and Master of Accountancy degrees from the University of South Florida. He maintains Certified Public Accountant and Certified Financial Planner designations. Mr. Barton has served in board member and officer positions with the Tampa Bay Estate Planning Council and as a volunteer with The United Way Evaluation Committee, H. Lee Moffitt Foundation Planned Giving Steering Committee and the Easter Seals Planned Giving Committee.

     David A. Morris (age 52) has served as Secretary and Treasurer of the Company since August 1997. Prior to that, Mr. Morris was employed by Seahawk Deep Ocean Technology where he was an Administrative Assistant to the Chief Financial Officer from 1994 through 1997, and manager of the Conservation and Archaeology departments from 1990 through 1994. Mr. Morris graduated with a Bachelor of Science degree in Mechanical Engineering from Michigan State University in 1974.

     The Company's Board of Directors held three (3) meetings during the fiscal year ended February 28, 2003. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for October 7, 2003. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Henri DeLauze, David Saul and George Knutsson, Directors of the Company, each filed a Form 5 late reporting the grant of an option, and MacDougald Family Limited Partnership failed to file a Form 5.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, and each other executive officer who had total annual salary and bonus in excess of $100,000 during such years.

                            SUMMARY COMPENSATION TABLE

                                                 Long-Term Compensation
                                            ----------------------------
                   Annual Compensation          Awards          Payouts
                  --------------------      ----------------    -------
                                                      Securi-
                                                      ties
                                            Re-       Under-             All
Name and                                    stricted  lying      LTIP   Other
Principal                                   Stock     Options/  Payout  Compen-
Position          Year   Salary    Bonus    Awards    SARs(#)    ($)    sation
----------------- ----   --------  -------- -------   ---------  ------ ------
John C. Morris,   2003   $150,000  $ 2,000      -0-        -0-     -0-      -0-
  President       2002   $125,000  $    -0-     -0-   100,000      -0-      -0-
                  2001   $150,000  $89,456      -0-    50,000      -0-      -0-

Gregory P. Stemm, 2003   $150,000  $ 2,000      -0-        -0-     -0-      -0-
  Vice-President  2002   $125,000  $    -0-     -0-   100,000      -0-      -0-
                  2001   $150,000  $89,456      -0-    50,000      -0-      -0-

David A. Morris,  2003   $100,000  $ 1,500      -0-        -0-     -0-      -0-
   Secr/Treas     2002   $ 90,000  $    -0-     -0-        -0-     -0-      -0-
                  2001   $125,000  $46,110      -0-    50,000      -0-      -0-


                  AGGREGATE OPTION EXERCISES IN YEAR ENDED
            FEBRUARY 28, 2003 AND FEBRUARY 28, 2003 OPTION VALUES

                                       Securities Under-  Value of Unexer-
                                       lying Unexercised    cised In-The-
                  Shares                  Options at      Money Options at
                Acquired on            February 28, 2003  February 28, 2003
                 Exercise     Value      Exercisable/       Exercisable/
Name             (Number)    Realized   Unexercisable      Unexercisable
---------------- ----------- --------  -----------------  ----------------
John C. Morris      -0-        -0-      150,000/     -0-   $52,000/    -0-
Greg P. Stemm       -0-        -0-      150,000/     -0-    52,000/    -0-
David A. Morris     -0-        -0-       50,000/     -0-    24,000/    -0-

EMPLOYMENT AGREEMENTS

     John Morris, Greg Stemm, David Morris, Michael Barton and George Becker, Jr. have employment agreements through February 28, 2005. The base salaries for John Morris and Greg Stemm have been set at $150,000 per year. The base salaries for David Morris, Michael Barton and George Becker, Jr. have been set at $100,000. We anticipate that in addition to their base salary each of these individuals will receive stock options and certain other benefits as determined by the Board of Directors.

EMPLOYEE STOCK OPTION PLAN

     During the Special Shareholder Meeting held September 8, 1997, the Shareholders approved an Employee Stock Option Plan (the "Plan"). The Plan authorized the issuance of options to purchase up to two million shares of the Company's Common Stock. On November 7, 2001, the shareholders approved an amendment to the Plan increasing the number of shares in the Plan to three million five hundred thousand shares.

     The Plan allows the Board of Directors to grant non-qualified stock options from time to time to employees, officers and directors, and consultants of the Company. The board determines vesting provisions at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

     During the fiscal year ended February 28, 2003, we issued the following options to directors, in addition to those itemized in the Summary Compensation Table above, from the Plan:

                               Date       Number of  Option    Date
                               Of         Options    Exercise  Of
Grantee             Position   Grant      Granted    Price     Expiration
-----------------   ---------  ---------  ---------  -------   ---------
George Knutsson     Director   3/04/2002  25,000     $1.40     3/04/2006
David Saul          Director   3/04/2002  25,000     $1.40     3/04/2006
Henri G. DeLauze    Director   3/04/2002  25,000     $1.40     3/04/2006
George Lackman      Director   2/28/2003  50,000     $1.25     2/28/2007

                         EQUITY COMPENSATION PLAN INFORMATION

Plan category   Number of securities   Weighted Average     Number of securities
                to be issued upon ex-  exercise price of    remaining available
                exercise of outstand-  outstanding options  for future issuance ing options, warrants  warrants and rights
                and rights
--------------  ---------------------  -------------------  --------------------
Equity compen-
sation plans
approved by
securityholders         1,140,000                 $ 0.80              2,144,000
--------------------------------------------------------------------------------
Equity compen-
sation plans
not approved by
securityholders                (*)                    (*)                    (*)
--------------------------------------------------------------------------------
Total                   1,140,000                 $ 0.80              2,144,000
_______________

(*) Pursuant to a consulting agreement which expires on November 30, 2003, a consultant has the option to receive compensation in the form of restricted common stock on a monthly basis, providing he notifies us each month in advance. The number of shares is determined by dividing $5,000 by the average daily closing price of our
Common Stock for each month that the consultant elects to receive common stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two years certain officers, directors, and beneficial owners entered into transactions with the Company as follows:

     On January 1, 2001, we renewed loan agreements with Gregory Stemm and John Morris authorizing each to borrow a maximum of $120,000 from the Company at 8% annual interest compounded quarterly. On October 10, 2001, the loans were revised authorizing borrowing up to $130,000 under the same terms and an additional $20,000 for the exercise of stock options. On March 1, 2002, the loans were revised to allow borrowing up to $150,000 under the same terms and up to $20,000 for the exercise of stock options. The loan balances as of February 28, 2003, were $146,136 and $146,490 respectively, including interest. In March 2003, both of the loans were paid down by $19,305. These loans become due on December 31, 2004.

     On April 1, 2001, we entered into a loan extension agreement with Robert Stemm, Gregory Stemm's father, wherein Mr. Stemm extended the due date on his loan to the Company until March 31, 2003. The principal amount of $56,144 bore interest at 10% per annum and was secured by an inventory of raw emeralds. This loan was convertible into shares of Common Stock at the rate of $.50 per share. On March 31, 2003, we entered into a Debt Conversion Agreement wherein, Mr. Stemm was paid $13,373 in cash and received 108,000 shares of our common stock for payment in full of the note and accrued interest. Payment of the note established March 31, 2005, as the expiration date of the warrants for the purchase of common stock previously issued to Mr. Stemm as an inducement to extend the loan due dates, and terminated the security interest in the inventory of raw emeralds that previously secured the note. Warrants held by Mr. Stemm as a result of his loan to the Company are as follows:

Date Issued     Number of Shares     Exercise Price     Expiration Date
-----------     ----------------     --------------     ---------------
4/1/1999            11,000           $ 3.00/share       March 31, 2005
4/1/2000            21,500           $ 2.00/share       March 31, 2005

     On February 28, 2001, we completed the sale of shares of our Series B Convertible Preferred Stock, Common Stock and Warrants to MacDougald Family Limited Partnership ("MFLP") for $3,000,000 in cash. The sale of securities was made pursuant to a Stock Purchase Agreement dated February 28, 2001. MFLP purchased 850,000 shares of our Series B Convertible Preferred Stock, 864,008 shares of Common Stock and Warrants to purchase an additional 1,889,000 shares of Common Stock. The cash used came from operating funds of MFLP. Warrants to purchase 1,659,000 shares subsequently expired. As of the date of this report, MFLP holds options to purchase 230,000 shares at $0.30 per share.

     Under the terms of the Stock Purchase Agreement, MFLP received certain rights to require us to register the Common Stock purchased and the shares of Common Stock issuable on the conversion or exercise of the Preferred Stock and Warrants for resale under the Securities Act of 1933.

     MFLP is a Nevada limited partnership of which MacDougald Management, Inc. ("MMI") is sole general partner. The limited partners include James E. MacDougald, his wife Suzanne M. MacDougald, and two trusts for the benefit of the children and grandchildren of Mr. and Mrs. MacDougald. James E. MacDougald is the President of MMI. Mr. MacDougald served on the Board of Directors of the Company from February through October, 2001.

     On October 12, 2001, MFLP delivered a Notice of Conversion to us pursuant to which MFLP converted 850,000 shares of Preferred Stock held by MFLP into 8,500,000 shares of Common Stock in accordance with the terms of the Stock Purchase Agreement and the Certificate of Designation. No additional funds were expended by MFLP in connection with its acquisition of the Common Stock. The consideration for the Common Stock was the Preferred Stock tendered by MFLP to us.

     As a condition and an inducement to MFLP to convert the Preferred Stock, the Company and MFLP executed an Amended and Restated Registration Rights Agreement, dated October 12, 2001 ("Amended and Restated Registration Rights Agreement"), pursuant to which the Issuer granted MFLP up to five demand registration rights. Concurrently with the execution of the Amended and Restated Registration Rights Agreement, the Company and MFLP entered into the First Amendment to Series B Stock Purchase Agreement, dated October 12, 2001 ("First Amendment to Stock Purchase Agreement"), which eliminated certain of MFLP's rights under the Stock Purchase Agreement.

     On May 26, 1998, we signed an agreement with a subcontractor that entitled it to receive 5% of the post finance cost proceeds from any shipwrecks in a certain search area of the Mediterranean Sea. A shipwreck we have found, which we believe to be the HMS Sussex, is located within the specified search area and we will be responsible to share future revenues, if any, from this shipwreck. On December 9, 2002, a Georgia limited liability company acquired the 5% interest in the Cambridge Project from the subcontractor through a foreclosure sale. John Morris and Greg Stemm have member interests of 32% and 28%, respectively, in the limited liability company.

                       REPORT OF THE AUDIT COMMITTEE

     The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee currently consists of Messrs. Knutsson, Saul and Lackman, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). In January 2003, the Audit Committee adopted a charter which is attached hereto as Appendix A. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the audited financial statements and the footnotes thereto in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held four (4) meetings in fiscal year ended February 28, 2003.

     The Company's outside independent public accountants, Ferlita, Walsh & Gonzalez, P.A., are responsible for expressing an opinion on the conformity of the Company's audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61, as amended by SAS 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

     The Audit Committee Chairman discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

     The Audit Committee Chairman discussed with the Company's independent public accountants the overall scope and plans of the audit. The Audit Committee Chairman met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Ferlita, Walsh & Gonzalez, P.A., to serve as the Company's independent public accountants for the fiscal year ending February 28, 2004.

     MEMBERS OF THE AUDIT COMMITTEE:

     George Knutsson, Chairman
     David Saul
     George E. Lackman, Jr.
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Ferlita, Walsh & Gonzalez, P.A., audited the financial statements of the Company for the year ended February 28, 2003, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Ferlita, Walsh & Gonzalez, P.A., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Ferlita, Walsh & Gonzalez, P.A., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     AUDIT FEES. The fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements for the fiscal year ended February 28, 2003, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year amounted to $21,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors did not provide professional services during the fiscal year ended February 28, 2003 relating to financial information systems design and implementation.

     ALL OTHER FEES. The fees billed by the independent auditors during the fiscal year ended February 28, 2003, for non-audit services rendered amounted to $2,600. These services consisted of accounting rules research. The Audit Committee has considered the other fees paid to Ferlita, Walsh & Gonzalez, P.A. and concluded that they do not impair the independence of Ferlita, Walsh & Gonzalez, P.A.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal by a shareholder intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received at the offices of the Company, 3604 Swann Avenue, Tampa, Florida 33609, a reasonable amount of time prior to the mailing of the proxy statement for that meeting in order to be included in the Company's proxy statement and proxy relating to that meeting.



                                    JOHN C. MORRIS, PRESIDENT

Tampa, Florida
August 29, 2003

APPENDIX A

                          AUDIT COMMITTEE CHARTER


     This Audit Committee Charter has been adopted by the Audit Committee (Committee) of the Board of Directors of Odyssey Marine Exploration, Inc. (Company) and ratified by the Board of Directors of the Company.

     The Committee shall consist of a minimum of three directors. As determined by the Board of Directors in accordance with applicable requirements, all members of the Committee shall be independent directors having no relationship that may interfere with the exercise of their objective judgment in discharging the responsibilities set forth below. As also determined by the Board of Directors, all members of the Committee shall have sufficient financial experience and ability to enable them to discharge such responsibilities, and at least one member shall have accounting or related financial management expertise. The Committee shall have the following responsibilities with respect to Odyssey Marine Exploration Inc. "Company", which term shall include without limitation its subsidiaries Odyssey Marine Services, Inc., Odyssey Marine, Inc., and OVH, Inc.:

     1. To recommend to the Board of Directors, for share owner approval, the independent auditor to examine the Company's accounts, controls and financial statements. The independent auditor is ultimately accountable to the Board of Directors and to the Committee, and the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and if necessary replace the independent auditor.

     2. To review and approve the scope of the examination to be conducted by the independent auditor. In addition, the Committee shall at least annually obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, and shall at least annually discuss with the independent auditor any relationship or services which may impact the independent auditor's objectivity or independence, and shall take or recommend that the Board take appropriate actions to ensure such independence.

     3.  To review and approve the Disclosure Committee functions, including:
(I) purpose, authority and organization; (ii) quarterly disclosure committee findings; and (iii) concurrence in the appointment, removal of the Disclosure Committee Chairman.

     4. To review results of the examinations of the financial statements of the Company by the independent auditors, their evaluation of the Company's internal system of disclosure and financial controls, and their annual report on the Company's financial statements.

     5. To review, with the Chief Financial Officer, Chief Accounting Officer or such others as the Committee deems appropriate the Company's internal system of disclosure and financial controls and the results of Disclosure Committee findings.

     6. To review the Company's financial reporting, the accounting standards and principles followed by the Company and significant changes in such standards or principles or in their application.

     7. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. In connection therewith, the Committee will meet, as deemed appropriate, with Outside Counsel and other Company officers or employees. The Committee will have procedures in place for the receipt, retention and treatment of complaints about accounting and internal control issues including a process for handling anonymous and confidential submissions by Company employees.

     In discharging its responsibilities, the Committee will periodically meet with the Company's external auditors without the presence of any Company officer or employee. The Committee shall have the authority and authorization to seek legal and financial opinions on any matter the committee believes to be material to the financial reporting and disclosure of the Company. The Committee shall have the authority and authorization to appropriate funds to pay for the audit, external opinions and expertise, tax return preparation and committee member expenses associated with their responsibilities. The Company shall budget funds accordingly.

     This Audit Committee Charter is hereby adopted this 3rd day of January, 2003 by the undersigned.



/s/ George A. Knutsson, Chairman


/s/ George E. Lackman, Committee Member


/s/  David J. Saul, Committee Member

P R O X Y
                     ODYSSEY MARINE EXPLORATION, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John C. Morris with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Odyssey Marine Exploration, Inc. held of record by the undersigned on August 29, 2003, at the Annual Meeting of Shareholders to be held on October 7, 2003, or any adjournment thereof.

    1.   Election of Directors:

         [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

            John C. Morris                 Gregory P. Stemm
            George Knutsson                David J. Saul
            Henri Germain DeLauze          George E. Lackman, Jr.

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above and initial.]

     2. The ratification of the appointment of Ferlita, Walsh & Gonzalez, P.A., as the Company's independent auditors.

          [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2003.
                                  _________________________________________

                                  _________________________________________
                                       Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ODYSSEY MARINE EXPLORATION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.